Exhibit 10.3
FORM OF FIRST AMENDMENT, CONSENT AND WAIVER
TO CREDIT AGREEMENT
     THIS FIRST AMENDMENT, CONSENT AND WAIVER TO CREDIT AGREEMENT (this “Amendment”) is entered into as of February 12, 2009, among COINSTAR, INC., a Delaware corporation (the “Borrower”), the Lenders party to the Credit Agreement (hereinafter defined) and BANK OF AMERICA, N.A., as the Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”).
     A. The Borrower, the Lenders and the Administrative Agent are party to that certain Credit Agreement dated as of November 20, 2007 (as the same may be amended, modified, supplemented, restated or amended and restated from time to time, the “Credit Agreement”).
     B. The Borrower has advised the Lenders and the Administrative Agent that (a) the Borrower and GetAMovie Inc., an Illinois corporation (“GAM”), have entered into that certain Purchase and Sale Agreement dated as of the date hereof (the “GAM Purchase and Sale Agreement”), pursuant to which the Borrower has agreed to acquire all of the equity interests of Redbox Automated Retail, LLC, a Delaware limited liability company (“Redbox”), owned by GAM upon and subject to the terms and conditions set forth therein, and (b) the Borrower may, but shall not be obligated to, enter into one or more purchase and sale agreements (substantially upon the same terms and conditions as the GAM Purchase and Sale Agreement, with such changes therein as are necessary to reflect the relative ownership interests in Redbox subject thereto, collectively, the “Additional Purchase and Sale Agreement”), with certain minority interest owners (the “Minority Interest Owners”) of Redbox, pursuant to which the Borrower would agree to purchase all of the equity interests of Redbox owned by the Minority Interest Owners (the GAM Purchase and Sale Agreement and the Additional Purchase and Sale Agreement, as the same may be amended or modified as permitted herein, being herein collectively called the “Purchase and Sale Agreement” and the acquisitions that have been agreed to pursuant to the GAM Purchase and Sale Agreement and that may be agreed to pursuant to the Additional Purchase and Sale Agreement being herein collectively called the “Redbox Acquisition”).
     C. The Borrower has requested that the Lenders consent to the execution, delivery and performance by the Borrower of the Purchase and Sale Agreement upon and subject to the terms and conditions set forth therein and waive certain covenants set forth in the Credit Agreement that would or might be breached as a result of such execution, delivery and performance. The Borrower has also requested that the Lenders agree to amend certain provisions of the Credit Agreement. The Lenders have agreed to such consent, waiver and amendments.
     In consideration of the foregoing and the mutual agreements contained in the Credit Agreement and herein and for other good and valuable, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Terms and References. Unless otherwise stated in this Amendment, (a) terms defined in the Credit Agreement have the same meanings when used in this Amendment and (b) references to “Sections” are to the Credit Agreement’s sections.
First Amendment, Consent and Waiver to Credit Agreement

     2. Consents and Waivers. (a) The Lenders hereby consent to the execution, delivery and performance by the Borrower of the Purchase and Sale Agreement upon and subject to the terms and conditions set forth therein and waive the provisions of Sections 7.02, 7.03, 7.05, 7.06, 7.09 and 7.11 (in the case of Section 7.11, to permit the payment and prepayment of the obligations of the Borrower under the Purchase and Sale Agreement) to the extent that such Sections would or might be breached as a result of such execution, delivery and performance; provided that such consent and waiver are conditioned on the following (and the Borrower hereby covenants and agrees to observe and perform such conditions):
     (i) concurrently with its delivery pursuant to the Purchase and Sale Agreement, the Borrower will deliver to the Administrative Agent a true and correct copy of the Closing Deferred Consideration Schedule (as defined in the Purchase and Sale Agreement);
     (ii) the aggregate cash consideration payable to GAM at the closing of the Redbox Acquisition pursuant to the GAM Purchase and Sale Agreement will not exceed $10,000,000 and the aggregate cash consideration payable to the Minority Interest Owners at the closing of the Redbox Acquisition pursuant to the Additional Purchase and Sale Agreement will not exceed $2,500,000;
     (iii) after giving effect to the payment of any cash consideration for the Redbox Acquisition after any closing thereof, the sum of (i) the difference between the Aggregate Commitments and the Total Outstandings and (ii) the cash (excluding cash in an amount equal to amounts owing to counterparties to Coinstar Installation Agreements as a result of the issuance by such counterparties of payment vouchers pursuant to such Coinstar Installation Agreements in respect of coins contained in automated coin counting machines that are owned by the Borrower or any of its Subsidiaries and that are subject to such Coinstar Installation Agreements) and Eligible Cash Equivalents of Borrower and its Subsidiaries, but only to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens (other than Liens created under the Loan Documents and Liens permitted by Section 7.01(m)), shall be at least $40,000,000;
     (iv) the Borrower will not pay in cash any of the consideration payable for the Redbox Acquisition after any closing thereof if an Event of Default exists or would result therefrom;
     (v) the Borrower will not amend, modify or waive any of the terms and conditions of the Purchase and Sale Agreement if such amendment, modification or waiver would increase the amount or accelerate the time of payment of any of the consideration payable thereunder or would otherwise reasonably be expected to have a Material Adverse Effect or be materially adverse to the interests of the Lenders and the Administrative Agent, without the prior written consent of the Administrative Agent; and
     (vi) the closing of the Redbox Acquisition shall occur on or before March 31, 2009.
First Amendment, Consent and Waiver to Credit Agreement

For purposes of the foregoing waiver and consent and of the Credit Agreement, (A) the Redbox Acquisition shall be deemed to be a Material Acquisition that occurred on the first day of the third full fiscal quarter prior to the fiscal quarter in which the Redbox Acquisition pursuant to the GAM Purchase and Sale Agreement actually occurs, (B) the Redbox Acquisition shall be deemed to be a Permitted Acquisition (but the consideration paid and payable in connection therewith shall be excluded from the amount set forth in clause (e) of the definition of Permitted Acquisition), (C) Redbox shall be deemed to be a Guarantor from and after the closing of the Redbox Acquisition pursuant to the GAM Purchase and Sale Agreement, (D) Indebtedness incurred by the Borrower under the Purchase and Sale Agreement shall be excluded from the amounts set forth in Sections 7.03(g), (h) and (i), and (E) payments made by the Borrower pursuant to the Purchase and Sale Agreement shall be excluded from the amount set forth in Section 7.05(g);
     (b) The Lenders hereby consent to the Disposition of all or any portion of the stock or assets of Coinstar Entertainment Services Inc. or any of its Subsidiaries, agree that the proceeds of any such Disposition shall be excluded from the amount set forth in Section 7.05(g), and authorize the Administrative Agent to release Collateral and Coinstar Entertainment Services Inc. and/or any of its Subsidiaries from its obligations under the Guarantee and Collateral Agreement in connection with any such Disposition as provided in Section 9.10.
     3. Amendments. The Credit Agreement is amended as follows:
     (a) The definition of “Applicable Rate” set forth in Section 1.01 is amended to read in its entirety as follows:
     “Applicable Rate” means the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):
Applicable Rate

Pricing	Consolidated	Commitment	Eurodollar	Letter of	Base Rate
Level	Leverage Ratio	Fee	Rate +	Credit Fee	+
1	≤1.50 to 1.00	0.50	2.50	2.50	1.50
2	>1.50 to 1.00 but	0.50	2.75	2.75	1.75
	≤2.00 to 1.00
3	>2.00 to 1.00 but	0.50	3.00	3.00	2.00
	≤2.50 to 1.00
4	>2.50 to 1.00 but	0.50	3.25	3.25	2.25
	≤3.00 to 1.00
5	>3.00 to 1.00	0.50	3.50	3.50	2.50
     Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided that, if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the first Business Day immediately following the date such Compliance
First Amendment, Consent and Waiver to Credit Agreement

Certificate is delivered (provided that, the foregoing shall not operate as a waiver of any Default or Event of Default that may exist as a result of the failure to timely deliver such Compliance Certificate); and provided, further, that, notwithstanding the Consolidated Leverage Ratio that may be set forth in any Compliance Certificate delivered prior to such time, (a) Pricing Level 1 or 2 shall not apply from the Closing Date until the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b) for the fiscal quarter ended March 31, 2008, and (b) Pricing Level 5 shall apply from February 12, 2009 until the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b) for the fiscal quarter ended March 31, 2009. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).
     (b) The definition of “Base Rate” set forth in Section 1.01 is amended to read in its entirety as follows:
     “Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the Eurodollar Rate that would be in effect for a one-month Interest Period if such Interest Period began and was in effect on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
     (c) Effective upon the closing of the Redbox Acquisition pursuant to the GAM Purchase and Sale Agreement (the “GAM Closing”), the definition of “Consolidated EBITDA” set forth in Section 1.01 is amended by deleting the last sentence of the definition, which reads as follows:
     Notwithstanding that Redbox may otherwise be a Subsidiary and notwithstanding the treatment that may otherwise be given to Redbox under GAAP, Redbox shall not be considered to be a Subsidiary for purposes of this definition or included in the calculation of Consolidated EBITDA pursuant to this definition.
     (d) Effective upon the GAM Closing, the definition of “Consolidated Interest Expense” set forth in Section 1.01 is amended by deleting the proviso in the definition, which reads as follows:
     ; provided that notwithstanding that Redbox may otherwise be a Subsidiary and notwithstanding the treatment that may otherwise be given to Redbox under GAAP, Redbox shall not be considered to be a Subsidiary for purposes of this definition or included in the calculation of Consolidated Interest Expense pursuant to this definition.
     (e) Effective upon the GAM Closing, the definition of “Consolidated Net Income” set forth in Section 1.01 is amended by deleting the proviso in the definition, which reads as follows:
First Amendment, Consent and Waiver to Credit Agreement

     ; and provided, further, that notwithstanding that Redbox may otherwise be a Subsidiary and notwithstanding the treatment that may otherwise be given to Redbox under GAAP, Redbox shall not be considered to be a Subsidiary for purposes of this definition or included in the calculation of Consolidated Net Income pursuant to this definition.
     (f) Effective upon the GAM Closing, the definition of “Consolidated Total Debt” set forth in Section 1.01 is amended by deleting the proviso in the definition, which reads as follows:
     ; provided that notwithstanding that Redbox may otherwise be a Subsidiary and notwithstanding the treatment that may otherwise be given to Redbox under GAAP, Redbox shall not be considered to be a Subsidiary for purposes of this definition or included in the calculation of Consolidated Total Debt pursuant to this definition.
     (g) Effective upon the GAM Closing, a new definition of “Eligible Cash Equivalents”, reading in its entirety as follows, is added in the appropriate alphabetical location in Section 1.01:
     “Eligible Cash Equivalents” means any of the following types of Investments:
     (a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;
     (b) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i)(A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 90 days from the date of acquisition thereof;
     (c) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof; and
     (d) Investments, classified in accordance with GAAP as current assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s Investors Service, Inc. or Standard & Poors Ratings Group, and the portfolios of
First Amendment, Consent and Waiver to Credit Agreement

which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.
     (h) A new definition of “Impacted Lender”, reading in its entirety as follows, is added in the appropriate alphabetical location in Section 1.01:
     “Impacted Lender” means a Defaulting Lender or a Lender (a) as to which an entity that controls such Lender has become insolvent or become subject to a bankruptcy or other similar proceeding or (b) which has defaulted in fulfilling, and continues to remain in default in fulfilling, its obligations under one or more other credit facilities.
     (i) Effective upon the GAM Closing, the definition of “Permitted Acquisition” set forth in Section 1.01 is amended to read in its entirety as follows:
     “Permitted Acquisition” means an acquisition of all or substantially all of the assets or of the assets constituting a line of business or greater than 50% of the Equity Interests of any Person where (a) no Default or Event of Default shall have occurred and be continuing on the date such Permitted Acquisition is consummated, before or after giving effect thereto, (b) the business acquired (or Person acquired) is principally engaged in the same line of business (or a business reasonably incidental or complementary thereto) as the Borrower, (c) for any acquisition for which the fair market value of the consideration to be paid (including the amount of any Indebtedness or other obligations or liabilities assumed or acquired, but excluding any Equity Interests of the Borrower issued in connection therewith (other than any Equity Interests that any Loan Party is or, upon the passage of time or the occurrence of any event, may become obligated to redeem, purchase, retire, defease or otherwise make any payment in respect thereof)) exceeds the Threshold Amount, the Borrower shall have demonstrated to the Administrative Agent compliance with the covenants set forth in Section 7.12 (i) on a pro forma basis (calculated for the relevant period set forth in Section 7.12 as of the date of such acquisition as if such acquisition had occurred on the first day of the relevant period), for the most recent full fiscal quarter immediately preceding such consummation date for which the relevant financial information has been delivered pursuant to Section 6.01 and (ii) on a projected basis, for each of the four fiscal quarters following the quarter referred to in the preceding clause (i), (d) for any acquisition for which the fair market value of the consideration to be paid (including the amount of any Indebtedness or other obligations or liabilities assumed or acquired, but excluding any Equity Interests of the Borrower issued in connection therewith (other than any Equity Interests that any Loan Party is or, upon the passage of time or the occurrence of any event, may become obligated to redeem, purchase, retire, defease or otherwise make any payment in respect thereof)) exceeds the Threshold Amount, the Borrower shall have delivered to the Administrative Agent for itself and for distribution to each Lender copies of the most recent audited financial statements (or if unavailable, the most recent unaudited financial statements) of the acquired Person together with such other information that the Administrative Agent may reasonably request, (e) the fair market value of the consideration paid (including the amount of any Indebtedness or other obligations or liabilities assumed or acquired, but excluding any Equity Interests of the Borrower issued in connection therewith (other than any Equity Interests that any Loan Party is or, upon the passage of time or the occurrence of any event,
First Amendment, Consent and Waiver to Credit Agreement

may become obligated to redeem, purchase, retire, defease or otherwise make any payment in respect thereof)) in connection with such Permitted Acquisition together with that for other Permitted Acquisitions during the same fiscal year of the Borrower (excluding the acquisition of GroupEx), shall not be in excess of 50% of Consolidated EBITDA for the previous four fiscal quarters (the “Annual Permitted Acquisitions Amount”); provided that, for any acquisition for which the fair market value of the consideration to be paid (including the amount of any Indebtedness or other obligations or liabilities assumed or acquired, but excluding any Equity Interests of the Borrower issued in connection therewith (other than any Equity Interests that any Loan Party is or, upon the passage of time or the occurrence of any event, may become obligated to redeem, purchase, retire, defease or otherwise make any payment in respect thereof)) exceeds the Threshold Amount, a Responsible Officer of the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate; provided, further, that the acquisition of GroupEx shall be deemed to be a Permitted Acquisition but shall not otherwise be subject to the requirements and limitations of this definition; provided, further, that for the Borrower’s 2009 fiscal year, an acquisition, or acquisitions, of all or substantially all of the assets or of the assets constituting a line of business or of greater than 50% of the Equity Interests of any Person shall be deemed to be a Permitted Acquisition even if clauses (c), (d), and/or (e) above are not satisfied, so long as the fair market value of the consideration to be paid in connection with all such acquisitions (including the amount of any Indebtedness or other obligations or liabilities assumed or acquired, but excluding any Equity Interests of the Borrower issued in connection therewith (other than any Equity Interests that any Loan Party is or, upon the passage of time or the occurrence of any event, may become obligated to redeem, purchase, retire, defease or otherwise make any payment in respect thereof)) does not exceed $15,000,000 in the aggregate. “Pro Forma Compliance Certificate” means a certificate to the Administrative Agent certifying as to the accuracy of clauses (a) through (e) above and providing a detailed computation of compliance with clause (c) above.
     (j) A new definition of “Risk Participation Cash Collateral”, reading in its entirety as follows, is added in the appropriate alphabetical location in Section 1.01:
     “Risk Participation Cash Collateral” means, with respect to any Letter of Credit, the pledge and deposit with or delivery to the Administrative Agent of, for the benefit of the L/C Issuer, as collateral, cash or deposit account balances in an amount equal to (a) the Applicable Percentage of each Impacted Lender times (b) the amount available to be drawn under such Letter of Credit, pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders).
     (k) Section 2.03(a)(iii)(F) is amended to read in its entirety as follows:
     (F) a default of any Lender’s obligation to fund under Section 2.03(c) exists or any Lender is an Impacted Lender, unless the L/C Issuer has entered into arrangements satisfactory to it (including, without limitation, arrangements for the provision of Risk Participation Cash Collateral) with the Borrower or such Lender to eliminate the L/C Issuer’s risk with respect to such Lender; provided, that, if the Borrower provides Risk Participation
First Amendment, Consent and Waiver to Credit Agreement

Cash Collateral with respect to a Letter of Credit requested to be issued hereunder, the L/C Issuer shall not be entitled to rely on this clause as justification for not issuing such Letter of Credit. To the extent that the Borrower provides Risk Participation Cash Collateral, the Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer, a security interest in all cash, deposit accounts and all balances therein and all proceeds of the foregoing solely as security for the purposes described under Section 2.03(c)(ii) hereof. Such Risk Participation Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts with the Administrative Agent; provided that (1) in the event that any Lender, on account of whom such Risk Participation Cash Collateral was delivered, shall no longer be an Impacted Lender, the Administrative Agent shall return to the pledgor such portion of Risk Participation Cash Collateral attributable to such Lender, (2) in the event that any Lender, on account of whom such Risk Participation Cash Collateral was delivered, shall have its Commitment reduced, the Administrative Agent shall return to the pledgor such portion of the Risk Participation Cash Collateral attributable to such Lender in proportion to the amount by which such Lender’s Commitment is so reduced, and (3) in the event that the applicable Letter of Credit, on account of which such Risk Participation Cash Collateral was delivered, expires or is drawn upon, and such drawing has been reimbursed by the Borrower, the Administrative Agent shall return to the pledgor such portion of the Risk Participation Cash Collateral attributable to such expired Letter of Credit or such reimbursed drawing, as applicable.
     (l) Section 2.03(c)(ii) is amended to read in its entirety as follows:
     (ii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 12:00 noon on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrower in such amount; provided, that if any Impacted Lender shall fail to make such funds available, any Risk Participation Cash Collateral delivered on account of such Impacted Lender for the respective Letter of Credit shall be applied by the Administrative Agent to the reimbursement of the L/C Issuer as required hereunder. The Administrative Agent shall remit the funds so received to the L/C Issuer. If at any time after the L/C Issuer has been reimbursed hereunder for any portion of any Letter of Credit with the proceeds of Risk Participation Collateral and the Administrative Agent subsequently receives from the Impacted Lender such Impacted Lender’s L/C Advance (or portion thereof) in respect of such payment in accordance with this Section 2.03(c)(ii), the Administrative Agent shall distribute to the Borrower the proceeds of such L/C Advance (or portion thereof) in the same funds as those received by the Administrative Agent.
     (m) The first proviso contained in Section 2.04(a) is amended to read in its entirety as follows:
First Amendment, Consent and Waiver to Credit Agreement

provided, however, that should any Lender become a Defaulting Lender or an Impacted Lender, all Swing Line Loans shall be made at the sole and absolute discretion of the Swing Line Lender, and after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment,
     (n) Section 2.04(b) is amended to read in its entirety as follows:
     (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 12:00 noon on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. If the Swing Line Lender is required or shall elect, as may be the case, to fund a requested Swing Line Loan, not later than 2:00 p.m. on the borrowing date specified in such Swing Line Notice, the Swing Line Lender shall make available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in an amount in immediately available funds equal to the amount of such Swing Line Loan. Notwithstanding the foregoing, if the Swing Line Lender is not required and accordingly elects not to fund a requested Swing Line Loan for any reason, the Swing Line Lender shall promptly, and in any event not later than 2:00 p.m. on the borrowing date specified in such Swing Line Notice, notify the Borrower and the Administrative Agent of such election.
     (o) Effective upon the GAM Closing, Section 7.01 is amended by deleting the last sentence of the Section, which reads as follows:
     In the event Redbox becomes a Subsidiary, it shall not be subject to the limitations of this Section 7.01.
     (p) Effective upon the GAM Closing, Schedule 7.01 to the Credit Agreement is deleted and replaced by Schedule 7.01 attached hereto.
     (q) Effective upon the GAM Closing, a new sentence, reading in its entirety as follows, is added at the end of Section 7.02:
First Amendment, Consent and Waiver to Credit Agreement

     Notwithstanding the foregoing, the Borrower shall not, during 2009, make any Permitted Acquisition permitted by clause (g) preceding or any other Investment permitted by clause (i) preceding unless, after giving effect to any cash payment made in connection with such Permitted Acquisition or Investment, the sum of (i) the difference between the Aggregate Commitments and the Total Outstandings and (ii) the cash (excluding cash in an amount equal to amounts owing to counterparties to Coinstar Installation Agreements as a result of the issuance by such counterparties of payment vouchers pursuant to such Coinstar Installation Agreements in respect of coins contained in automated coin counting machines that are owned by the Borrower or any of its Subsidiaries and that are subject to such Coinstar Installation Agreements) and Eligible Cash Equivalents of the Borrower and its Subsidiaries, but only to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens (other than Liens created under the Loan Documents and Liens permitted by Section 7.01(m)), shall be at least $40,000,000.
     (r) Effective upon the GAM Closing, Section 7.03 is amended by deleting the last sentence of the Section, which reads as follows:
     In the event Redbox becomes a Subsidiary, it shall not be subject to the limitations of this Section 7.03.
     (s) Effective upon the GAM Closing, Section 7.03(b) is amended to read in its entirety as follows:
     (b) Indebtedness (including in respect of Capital Lease Obligations, Synthetic Lease Obligations and purchase money obligations, including those of Redbox) outstanding as of December 31, 2008 and listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;
     (t) Effective upon the GAM Closing, Section 7.03(c) is amended to read in its entirety as follows:
     (c) Guarantees of the Borrower or any Subsidiary in respect of Indebtedness otherwise permitted hereunder of the Borrower or any Subsidiary;
First Amendment, Consent and Waiver to Credit Agreement

     (u) Effective upon the GAM Closing, Section 7.03(e) is amended to read in its entirety as follows:
     (e) other Indebtedness in respect of Capital Lease Obligations, Synthetic Lease Obligations and purchase money obligations (including those of Redbox) for fixed or capital assets within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of all such Indebtedness incurred after December 31, 2008 shall not exceed $135,000,000 at any one time outstanding;
     (v) Effective upon the GAM Closing, Schedule 7.03 to the Credit Agreement is deleted and replaced by Schedule 7.03 attached hereto.
     (w) Effective upon the GAM Closing, Section 7.12(b) is amended to read in its entirety as follows:
     (b) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio for any period of four fiscal quarters of the Borrower set forth below to be greater than the ratio set forth below opposite such period:

Maximum
Consolidated
Four Fiscal Quarters Ending	Leverage Ratio

On or before March 31, 2010	3.50 to 1.00
June 30, 2010 through December 31, 2010	3.25 to 1.00
March 31, 2011 and each fiscal quarter thereafter	3.00 to 1.00
     (x) Effective upon the GAM Closing, Section 7.13 is amended to read in its entirety as follows:
     7.13 Capital Expenditures. Commencing with the Borrower’s 2008 fiscal year, but excluding the Borrower’s 2009 fiscal year, make or commit to make any Capital Expenditure, except Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business, during any fiscal year in excess of 80% of Consolidated EBITDA for the preceding fiscal year; provided, that up to 50% of any such amount not so expended in the fiscal year for which it is permitted may be carried over for expenditure in the next succeeding fiscal year. For the Borrower’s 2009 fiscal year, make or commit to make any Capital Expenditure, except Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business, in excess of $200,000,000; provided, that up to $50,000,000 of such amount not so expended in the Borrower’s 2009 fiscal year may be carried over for expenditure in the Borrower’s 2010 fiscal year. Capital Expenditures made pursuant to this Section during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and, second, in respect of amounts carried over from the prior fiscal year.
First Amendment, Consent and Waiver to Credit Agreement

     4. Conditions Precedent to Effectiveness of Amendment, Waiver and Consent. This Amendment shall not be effective until the Administrative Agent receives the following:
     (a) counterparts of this Amendment executed by the Borrower, the Guarantors, the Required Lenders and the Administrative Agent;
     (b) an executed copy of the GAM Purchase and Sale Agreement;
     (c) copies of the resolutions of the Borrower’s and each other Guarantor’s Board of Directors (or other applicable governing body) approving and authorizing the execution, delivery and performance by Borrower or such Guarantor of this Amendment and, in the case of the Borrower, the GAM Purchase and Sale Agreement, certified by a Responsible Officer;
     (d) a legal opinion of counsel to the Borrower and the Guarantors, with respect to such matters as the Administrative Agent and its counsel may reasonably request in connection herewith;
     (e) payment of the fees to be paid to Banc of America Securities LLC and J.P. Morgan Securities Inc. pursuant to that certain confidential fee letter dated January 22, 2009, among the Borrower, Banc of America Securities LLC and J.P. Morgan Securities Inc.;
     (f) payment of an amendment fee, for the account of each Lender that has executed and delivered a signature page to this Amendment by 5:00 p.m. (New York time) on February 12, 2009 (which execution and delivery may be by facsimile or electronic transmission of a pdf copy), in an amount equal to .25% of the Commitment of each such Lender on such date;
     (g) payment of all reasonable expenses, including reasonable legal fees and expenses of counsel to the Administrative Agent, incurred by the Administrative Agent in connection with this Amendment, to the extent invoiced to the Borrower on or prior to the date hereof; and
     (h) such other agreements, documents, instruments and items as the Administrative Agent may reasonably request.
     5. Representations. The Borrower represents and warrants to the Administrative Agent and the Lenders as follows:
     (a) The execution, delivery and performance by the Borrower of this Amendment and the Credit Agreement, as amended hereby, have been duly authorized by all necessary corporate action.
     (b) All representations and warranties made or deemed made by the Borrower in the Loan Documents are true and correct as of the date hereof, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and accurate on and as of such earlier date) and except that for purposes of such representations and warranties, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement.
First Amendment, Consent and Waiver to Credit Agreement

     (c) Since September 30, 2008, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
     (d) The GAM Purchase and Sale Agreement has been executed and delivered and is in full force and effect and no default or event of default exists thereunder.
     (e) There is no action, suit, investigation or proceeding pending, or to the knowledge of Borrower, threatened in any court or before any arbitrator or Governmental Authority that affects or pertains to the Redbox Acquisition or that could reasonably be expected to have a Material Adverse Effect.
     (f) Except as waived hereby, no Default or Event of Default has occurred and is continuing as of the date hereof.
     6. Covenant. Not later than ten days after the GAM Closing (and, in the case of clause (c), within ten days after the closing of the Redbox Acquisition pursuant to the Additional Purchase and Sale Agreement) , (a) the Borrower will cause Redbox to become a Guarantor and become a party to the Guarantee and Collateral Agreement, (b) the Borrower will cause Redbox and counsel to Redbox to deliver to the Administrative Agent such supporting resolutions, certificates, evidences and legal opinions with respect to Redbox and the joinder by Redbox in the Guarantee and Collateral Agreement as the Administrative Agent may reasonably request and (c) pursuant to the Guarantee and Collateral Agreement, the Borrower will pledge and deliver, or cause to be pledged and delivered, to the Administrative Agent all of the Equity Interests of Redbox owned by it or any of its Subsidiaries, together with appropriate instruments of transfer.
     7. Effect of Amendment. This Amendment is a Loan Document. The consents and waivers set forth in this Amendment are specifically limited to the matters expressly set forth therein and do not constitute a consent or waiver with respect to any other matter now or hereafter requiring the consent or waiver of the Lenders or the Administrative Agent under the Loan Documents. Except as expressly modified and amended by this Amendment, all of the terms, provisions and conditions of the Loan Documents, and the Liens created thereby, shall remain unchanged and in full force and effect and are hereby ratified and confirmed. If any part of this Amendment is for any reason found to be unenforceable, all other portions of it shall nevertheless remain enforceable. The Loan Documents and any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of the Credit Agreement are hereby amended so that any reference to the Credit Agreement shall mean a reference to the Credit Agreement as waived and amended hereby.
     8. Expenses. The Borrower shall pay all reasonable fees and expenses paid or incurred by the Administrative Agent incident to this Amendment, including, without limitation, the reasonable fees and expenses of the Administrative Agent’s counsel in connection with the negotiation, preparation, delivery and execution of this Amendment and any related documents.
     9. Governing Law. This Amendment shall be governed by and construed in
First Amendment, Consent and Waiver to Credit Agreement

accordance with and be governed by the laws of the State of New York, without regard to conflict of laws principles.
     10. Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.
     11. ENTIRETY. THIS AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND SUPERCEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS, IF ANY, RELATING TO THE SUBJECT MATTER HEREOF. THESE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
     12. Parties. This Amendment binds and inures to the benefit of the Borrower, the Guarantors, the Administrative Agent, the Lenders and their respective successors and permitted assigns.
[REMAINDER OF PAGE INTENTIONALLY BLANK.
SIGNATURE PAGES FOLLOW.]
First Amendment, Consent and Waiver to Credit Agreement

Signature Page to that certain First Amendment, Consent and Waiver to Credit Agreement dated as of the date first set forth above, among Coinstar, Inc., as the Borrower, Bank of America, N.A., as the Administrative Agent, and the Lenders party thereto.

COINSTAR, INC., as the Borrower
By:
	Name:	Brian V. Turner
	Title:	Chief Financial Officer

Signature Page to First Amendment, Consent and Waiver to Credit Agreement

Signature Page to that certain First Amendment, Consent and Waiver to Credit Agreement dated as of the date first set forth above, among Coinstar, Inc., as the Borrower, Bank of America, N.A., as the Administrative Agent, and the Lenders party thereto.

BANK OF AMERICA, N.A., as a Lender and Administrative Agent

By:

Name:

Title:

Signature Page to First Amendment, Consent and Waiver to Credit Agreement

Signature Page to that certain First Amendment, Consent and Waiver to Credit Agreement dated as of the date first set forth above, among Coinstar, Inc., as the Borrower, Bank of America, N.A., as the Administrative Agent, and the Lenders party thereto.

JPMORGAN CHASE BANK, N.A., as a Lender

By:

Name:

Title:

Signature Page to First Amendment, Consent and Waiver to Credit Agreement

Signature Page to that certain First Amendment, Consent and Waiver to Credit Agreement dated as of the date first set forth above, among Coinstar, Inc., as the Borrower, Bank of America, N.A., as the Administrative Agent, and the Lenders party thereto.

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:

Name:

Title:

Signature Page to First Amendment, Consent and Waiver to Credit Agreement

Signature Page to that certain First Amendment, Consent and Waiver to Credit Agreement dated as of the date first set forth above, among Coinstar, Inc., as the Borrower, Bank of America, N.A., as the Administrative Agent, and the Lenders party thereto.

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:

Name:

Title:

Signature Page to First Amendment, Consent and Waiver to Credit Agreement

Signature Page to that certain First Amendment, Consent and Waiver to Credit Agreement dated as of the date first set forth above, among Coinstar, Inc., as the Borrower, Bank of America, N.A., as the Administrative Agent, and the Lenders party thereto.

WELLS FARGO BANK, N.A., as a Lender

By:

Name:

Title:

Signature Page to First Amendment, Consent and Waiver to Credit Agreement

Signature Page to that certain First Amendment, Consent and Waiver to Credit Agreement dated as of the date first set forth above, among Coinstar, Inc., as the Borrower, Bank of America, N.A., as the Administrative Agent, and the Lenders party thereto.

HSBC BANK USA, N.A., as a Lender

By:

Name:

Title:

Signature Page to First Amendment, Consent and Waiver to Credit Agreement

Signature Page to that certain First Amendment, Consent and Waiver to Credit Agreement dated as of the date first set forth above, among Coinstar, Inc., as the Borrower, Bank of America, N.A., as the Administrative Agent, and the Lenders party thereto.

UNION BANK OF CALIFORNIA, N.A., as a Lender

By:

Name:

Title:

Signature Page to First Amendment, Consent and Waiver to Credit Agreement

Signature Page to that certain First Amendment, Consent and Waiver to Credit Agreement dated as of the date first set forth above, among Coinstar, Inc., as the Borrower, Bank of America, N.A., as the Administrative Agent, and the Lenders party thereto.

COMERICA BANK, as a Lender

By:

Name:

Title:

Signature Page to First Amendment, Consent and Waiver to Credit Agreement

Signature Page to that certain First Amendment, Consent and Waiver to Credit Agreement dated as of the date first set forth above, among Coinstar, Inc., as the Borrower, Bank of America, N.A., as the Administrative Agent, and the Lenders party thereto.

RAYMOND JAMES BANK, FSB, as a Lender

By:

Name:

Title:

Signature Page to First Amendment, Consent and Waiver to Credit Agreement

Signature Page to that certain First Amendment, Consent and Waiver to Credit Agreement dated as of the date first set forth above, among Coinstar, Inc., as the Borrower, Bank of America, N.A., as the Administrative Agent, and the Lenders party thereto.

COLUMBIA STATE BANK, as a Lender

By:

Name:

Title:

Signature Page to First Amendment, Consent and Waiver to Credit Agreement

Signature Page to that certain First Amendment, Consent and Waiver to Credit Agreement dated as of the date first set forth above, among Coinstar, Inc., as the Borrower, Bank of America, N.A., as the Administrative Agent, and the Lenders party thereto.

BANK OF THE WEST, as a Lender

By:

Name:

Title:

Signature Page to First Amendment, Consent and Waiver to Credit Agreement

Signature Page to that certain First Amendment, Consent and Waiver to Credit Agreement dated as of the date first set forth above, among Coinstar, Inc., as the Borrower, Bank of America, N.A., as the Administrative Agent, and the Lenders party thereto.

ALLIED IRISH BANKS, p.l.c., as a Lender

By:

Name:

Title:

By:

Name:

Title:

Signature Page to First Amendment, Consent and Waiver to Credit Agreement

Signature Page to that certain First Amendment, Consent and Waiver to Credit Agreement dated as of the date first set forth above, among Coinstar, Inc., as the Borrower, Bank of America, N.A., as the Administrative Agent, and the Lenders party thereto.

, as a Lender

By:

Name:

Title:

Signature Page to First Amendment, Consent and Waiver to Credit Agreement

Signature Page to that certain First Amendment, Consent and Waiver to Credit Agreement dated as of the date first set forth above, among Coinstar, Inc., as the Borrower, Bank of America, N.A., as the Administrative Agent, and the Lenders party thereto.

, as a Lender

By:

Name:

Title:

By:

Name:

Title:

Signature Page to First Amendment, Consent and Waiver to Credit Agreement

To induce the Administrative Agent and the Lenders to enter into this First Amendment, Waiver and Consent to Credit Agreement, the undersigned consent and agree (a) to its execution and delivery and terms and conditions thereof, (b) that this document in no way releases, diminishes, impairs, reduces, or otherwise adversely affects any Liens, Guarantees, assurances, or other obligations or undertakings of any of the undersigned under any Loan Documents, and (c) that this First Amendment, Waiver and Consent to Credit Agreement binds each of the undersigned and its successors and permitted assigns and inures to the benefit of the Administrative Agent, the Lenders, and their respective successors and permitted assigns.
GUARANTORS:
4TH WALL MANAGEMENT LLC
ACMI ASIA INC.
ADVENTURE VENDING INC.
CELLCARDS LLC
CELLCARDS OF DELAWARE LLC
CELLCARDS OF ILLINOIS, L.L.C.
COIN-OP FACTORY INC.
COINSTAR ENTERTAINMENT SERVICES INC.
COINSTAR INTERNATIONAL, INC.
SESAME HOLDINGS, INC.
SOUTHWEST ENTERTAINMENT VENDING INC.

By:
Name: Donald R. Rench
Title: Secretary
ENTERTAINMENT VENDING MANAGEMENT, LLC
By: Coinstar, Inc., as Sole Manager

By:
Name: Donald R. Rench
Title: Secretary
COINSTAR E-PAYMENT SERVICES, INC.

By:
Name: Robbin L. Ayers
Title: Secretary
GROUPEX FINANCIAL CORPORATION

By:
Name: Ronald B. Axelrod
Title: Secretary
Signature Page to First Amendment, Consent and Waiver to Credit Agreement

SCHEDULE 7.01
EXISTING LIENS

	Debtor	Secured Party	Jurisdiction	Filing	File Date	File Number
(1)	4th Wall Management LLC	Bank of America, N.A., as Administrative Agent	MN	UCC-1	11-27-07	200719099116
(2)	ACMI Asia Inc.	Bank of America, N.A., as Administrative Agent	WA	UCC-1	11-27-07	2007-332-4757-8
(3)	Adventure Vending Inc.	Bank of America, N.A., as Administrative Agent	WA	UCC-1	11-27-07	2007-332-4759-2
(4)	CellCards LLC	Bank of America, N.A., as Administrative Agent	DE	UCC-1	11-27-07	20074476270
(5)	CellCards of Delaware LLC	CellCards of Illinois, L.L.C.	DE	UCC-1	08-30-05	52694983
(6)	CellCards of Delaware LLC	Bank of America, N.A., as Administrative Agent	DE	UCC-1	11-27-07	20074476171
(7)	CellCards of Illinois, L.L.C.	Bank of America, N.A., as Administrative Agent	IL	UCC-1	11-27-07	012719108
(8)	Coin-Op Factory Inc.	Bank of America, N.A., as Administrative Agent	CA	UCC-1	11-27-07	07-7138245572
(9)	Coinstar E-Payment Services Inc.	Bank of America, N.A., as Administrative Agent	KS	UCC-1	11-28-07	6432058
(10)	Coinstar Entertainment Services Inc.	Toyota Motor Credit Corporation	DE	UCC-1	04-09-07	20071300291
(11)	Coinstar Entertainment Services Inc.	Banc of America Leasing & Capital, LLC	DE	UCC-1	06-07-07	20072144508
(12)	Coinstar Entertainment Services Inc.	Bank of America, N.A., as Administrative Agent	DE	UCC-1	11-27-07	20074476049
(13)	Coinstar Entertainment Services Inc.	Banc of America Leasing & Capital, LLC	DE	UCC-1	03-27-08	20081068459
(14)	Coinstar Entertainment Services Inc.	Banc of America Leasing & Capital, LLC	DE	UCC-1	06-10-08	20081976941
(15)	Coinstar Inc. [sic]	IOS Capital	DE	UCC-1	08-03-04	42233270
(16)	Coinstar, Inc.	Dell Financial Services, L.P.	DE	UCC-1	09-09-04	42537514
(17)	Coinstar Inc. [sic]	IOS Capital	DE	UCC-1	01-23-06	60255711
(18)	Coinstar Inc. [sic]	IOS Capital	DE	UCC-1	10-12-06	63525128
(19)	Coinstar, Inc.	Bank of America, N.A., as Administrative Agent	DE	UCC-1	11-27-07	20074476346
(20)	Coinstar International, Inc.	Bank of America, N.A., as Administrative Agent	DE	UCC-1	11-27-07	20074475926
(21)	Entertainment Vending Management, LLC	Bank of America, N.A., as Administrative Agent	DE	UCC-1	11-27-07	20074475785
(22)	GroupEx Financial Corporation	Winthrop Resources Corporation	DE	UCC-1	04-26-06	61446533
(23)	GroupEx Financial Corporation	Dell Financial Services L.P.	DE	UCC-1	12-13-06	64364154
(24)	GroupEx Financial Corporation	Wells Fargo Equipment Finance, Inc.	DE	UCC-1	01-12-07	20070199801
(25)	GroupEx Financial Corporation	Wells Fargo Equipment Finance, Inc.	DE	UCC-1	08-20-07	20073477865
(26)	GroupEx Financial Corporation	Bank of America, N.A., as Administrative Agent	DE	UCC-1	02-04-08	20080414308
(27)	GroupEx Financial Corporation	Winthrop Resources Corporation	DE	UCC-1	01-06-09	20090032299

	Debtor	Secured Party	Jurisdiction	Filing	File Date	File Number
(28)	Sesame Holdings, Inc.	Bank of America, N.A., as Administrative Agent	DE	UCC-1	11-27-07	20074475579
(29)	Southwest Entertainment Vending Inc.	Bank of America, N.A., as Administrative Agent	WA	UCC-1	11-27-07	2007-332-4760-8
(30)	Redbox Automated Retail, LLC	Cobra Capital LLC	DE	UCC-1	03-26-07	20071121762
(31)	Redbox Automated Retail, LLC	Cobra Capital LLC	DE	UCC-1	03-26-07	20071121770
(32)	Redbox Automated Retail, LLC	Cobra Capital LLC	DE	UCC-1	04-30-07	20071607422
(33)	Redbox Automated Retail, LLC	Cobra Capital LLC	DE	UCC-1	04-30-07	20071607448
(34)	Redbox Automated Retail, LLC	Marquette Equipment Finance, LLC	DE	UCC-1	06-13-07	20072218302
(35)	Redbox Automated Retail, LLC	Cobra Capital LLC	DE	UCC-1	10-30-07	20074118484
(36)	Redbox Automated Retail, LLC	Cobra Capital LLC	DE	UCC-1	11-28-07	20074491899
(37)	Redbox Automated Retail, LLC	Cobra Capital LLC	DE	UCC-1	12-13-07	20074711510
(38)	Redbox Automated Retail, LLC	Cobra Capital LLC	DE	UCC-1	12-13-07	20074711536
(39)	Redbox Automated Retail, LLC	Cobra Capital LLC	DE	UCC-1	05-01-08	20081509148
(40)	Redbox Automated Retail, LLC	Cobra Capital LLC	DE	UCC-1	07-29-08	20082588133
(41)	Redbox Automated Retail, LLC	Cobra Capital LLC	DE	UCC-1	12-22-08	20084252365
(42)	Coinstar, Inc.	Penske	Capital leases of vehicles.
(43)	Coinstar, Inc.	Automotive Rental Inc.	Capital leases of vehicles.
(44)	Coinstar, Inc.	D.L. Peterson Trust.	Capital leases of vehicles.
(45)	Coinstar, Inc.	Enterprise Fleet	Capital leases of vehicles.
(46)	Coinstar Limited	Godgrey Davis	Capital leases of vehicles.
(47)	Coinstar International, Inc.	Automotive Rental Inc.	Capital leases of vehicles.

SCHEDULE 7.03
EXISTING INDEBTEDNESS
Capital Lease Obligations as of December 31, 2008:

Debtor	Lease Obligation Amount	Leasing Company

Redbox Automated Retail, LLC	$35,007,154	Cobra Capital LLC
Coinstar, Inc.	3,375,217	See A below.
Coinstar Limited	302,697	Godgrey Davis
Coinstar International, Inc.	45,542	Automotive Rental Inc.
Coinstar, Inc.	31,651	D.L. Peterson Trust (PHH)
GroupEx Financial Corporation	144,372	Winthrop Resources Corporation
Coinstar, Inc.	4,866,009	See B below.

	$43,772,642

(A)	Lease Obligation Amount	Leasing Company

Coinstar, Inc.	$1,752,897	Penske
Coinstar, Inc.	269,222	Automotive Rental Inc.
Coinstar, Inc.	3,121	Enterprise Fleet Service
Coinstar, Inc.	1,349,977	D.L. Peterson Trust (PHH)

	$3,375,217	(A)

(B)	Lease Obligation Amount	Leasing Company

Coinstar, Inc.	4,838,751	D.L. Peterson Trust (PHH)
Coinstar, Inc.	27,258	Enterprise Fleet Service

	$4,866,009	(B)